Exhibit 5.1
                    Opinion of Epstein Becker & Green, P.C.


                                                     June 18, 1997



 Quadrax Corporation
 300 High Point Avenue
 Portsmouth, Rhode Island 02817

     Re:     Registration Statement on Form S-8
             Quadrax Corporation

 Ladies and Gentlemen:

     We refer to the registration by the Company of up to 1,692,000 shares (the Shares ) of common stock ( Common Stock ) of Quadrax Corporation, a Delaware corporation (the Company ), pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on or about June 18, 1997.

     We have examined copies of said Registration Statement on Form S-8 under the Securities Act of 1933, as amended. We have conferred with officers of the Company and have examined the originals, or photostatic certified or conformed copies, of such records of the Company, certificates of officers of the Company, certificates of public officials, and such other documents as we have deemed relevant and necessary, as a basis for the opinions set forth herein. In connection with such examinations, we have assumed the authenticity of all documents submitted to us as originals or duplicate originals, the conformity to original documents of all document copies, the authenticity of the respective originals of such latter documents, and the correctness and completeness of such certificates. Finally, we have obtained from officers of the Company such assurances as we have considered necessary for the purposes of this opinion.

     On the basis of the foregoing, and such other matters of fact and questions of law as we have deemed relevant in the circumstances, and in reliance thereon, it is our opinion that the shares issuable upon the exercise of options authorized under the Company s 1993 Stock Plan and 1994 Non-Qualified Stock Option Plan and registered by the Registration Statement have been duly reserved for issuance, and upon exercise in accordance with the terms of the individual options grants will be duly authorized, validly issued, fully paid and non-assessable.

     This opinion is limited to the matters herein, and may not be relied upon by any other person or for any other purpose than in connection with the corporate authority for and the validity of the issuance of the Shares.


                                          Very truly yours,

                                          EPSTEIN BECKER & GREEN, P.C.

                                            By:  /s/ Joseph A. Smith
                                                     Joseph A. Smith